As filed with the Securities and Exchange Commission on October 29, 2001
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

  CALIFORNIA PIZZA KITCHEN, INC.

(Exact name of registrant as specified in its charter)

California	95-4040623
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6053 West Century Boulevard Suite 1100
Los Angeles, California	90045-6430
(Address of Principal Executive Offices)	(Zip Code)

1998 STOCK-BASED INCENTIVE COMPENSATION PLAN (Full title of the plan)

Copy to:
FREDERICK R. HIPP President and Chief Executive Officer	ANNA M. GRAVES
California Pizza Kitchen, Inc.	Pillsbury Winthrop LLP
6053 West Century Boulevard Suite 1100	725 South Figueroa Street, Suite 2800 Los Angeles, California 90017
Los Angeles, California 90045-6430	(213) 488-7100
(310) 342-5000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee

Common Stock, $0.01 par value	1,000,000 shares	$17.72	$17,720,000	$4,430

(1) Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on October 24, 2001.

_________________

The registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of the registrant on Form S-8 relating to the same employee benefit plan is effective.

The registrant's registration statement on Form S-8 filed with the Securities and Exchange Commission on August 2, 2000 (File No. 333-42904) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant (File No. 000-31149) with the Securities and Exchange Commission are incorporated by reference in this registration statement:

    The registrant's annual report on Form 10-K for the fiscal year ended December 31, 2000 filed March 22, 2001;

    The registrant's quarterly report on Form 10-Q for the quarterly period ended April 1, 2001 filed May 14, 2001;

    The registrant's quarterly report on Form 10-Q for the quarterly period ended July 1, 2001 filed August 14, 2001;

    The description of the registrant's securities contained in the registrant's registration statement on Form 8-A filed on July 25, 2000.

In addition, all documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Exhibits.
Exhibit Number
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 29, 2001.

CALIFORNIA PIZZA KITCHEN, INC.

By: /s/ Frederick R. Hipp
Fredrick R. Hipp
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick R. Hipp and Gregory S. Levin, and each of them his true and lawful attorneys-in- fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederick R. Hipp	President and Chief Executive	August 31, 2001
Frederick R. Hipp	Officer and Director (Principal Executive Officer)

/s/ Gregory S. Levin	Vice President and Chief Financial Officer	August 31, 2001
Gregory S. Levin	(Principal Financial and Accounting Officer)

/s/ Larry S. Flax	Co-Chairman of the Board	August 31, 2001
Larry S. Flax

/s/ Richard L. Rosenfield	Co-Chairman of the Board	August 31, 2001
Richard L. Rosenfield

/s/ Harold O. Rosser	Director	August 31, 2001
Harold O. Rosser

/s/ Bruce C. Bruckmann	Director	August 31, 2001
Bruce C. Bruckmann

/s/ Brian P. Friedman	Director	August 31, 2001
Brian P. Friedman

/s/ Charles G. Phillips	Director	August 31, 2001
Charles G. Phillips